QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Click Commerce to Acquire Webridge, Inc.

        Move Strengthens Click's Web-based Process and Compliance Automation Capabilities, Provides Entree into Healthcare Market and Bolsters .NET Based Solutions.

        CHICAGO, March 18, 2004—Click Commerce, Inc. (Nasdaq: CKCM), a leading provider of eBusiness software for the Global 2000, today announced it has agreed to acquire the operating assets of Webridge, Inc. This move will broaden its product offering and extend the company's reach into new markets.

        A leading provider of secure extranet portal solutions, Webridge has enabled world-class companies such as Honeywell, Hughes Network Systems, NEC, and Rohm & Haas to optimize their channel processes and deliver superior customer service to partners and key accounts. Leveraging their success and expertise in secure extranet portal systems, Webridge has also built a leadership position in configurable web-based process and compliance automation for the medical research and healthcare markets. Six of the top ten research institutions in North America, including Johns Hopkins, University of Washington, and the University of Michigan, are deploying Webridge solutions. The acquisition of Webridge will extend Click Commerce's presence into the healthcare market and add content and compliance management to its product offering.

        "Our acquisition of Webridge enhances our business strategy and our market offering," said Michael W. Ferro, Jr., Chairman and CEO of Click Commerce. The need for process automation, compliance requirements management, and partner collaboration crosses many industries and is particularly acute in America's healthcare and other research institutions. Webridge saw the need and established market leadership in medical research compliance automation when it was just a nascent market."

        "We are extremely pleased to announce the Click Commerce deal," said Mark Anastas, President and COO of Webridge, Inc. "Combining these companies enables us to offer our existing clients a broader solution for partner relationship management and sell-side e-commerce and leverages our common investments in extranet portals and .NET technologies. After the acquisition, we will continue to aggressively execute the Webridge strategy of delivering compliance and grant management solutions in healthcare and medical institutions. The financial strength of Click Commerce will enable us to continue to grow our business by investing in our clients, our people and our technology."

        Mr. Ferro concurred, "This acquisition reflects our confidence in the growth of the compliance and grant management markets. We will be investing resources to further Webridge's leadership position."

        Webridge Inc., a privately held firm, was founded in 1996, and is headquartered in Beaverton, Oregon. The Webridge operating assets will be acquired for approximately 600,000 shares of Click Commerce stock subject to working capital adjustments to be determined at the closing date of the transaction. Other terms of the acquisition are not being disclosed at this time. The acquisition is expected to be completed by the end of April subject to a number of conditions, including approval of the stockholders of Webridge, Inc., receipt of regulatory approval from the Oregon Division of Finance and Corporate Securities, and certain other customary conditions.

About Click Commerce, Inc.

        Click Commerce (Nasdaq: CKCM) provides a configurable software solution that enables global corporations to gain competitive advantage, improved relationships, and operational efficiencies within their distribution channels through online commerce, channel management, and partner relationship management. Corporations such as Microsoft, Delphi, Black & Decker, York, Emerson, Samsung, BellSouth, Kawasaki, FedEx, Tellabs, and Volvo have transformed their channel relationships using the Click Commerce software. Founded in 1996, Click Commerce leverages more than seven years of channel management expertise to enable global enterprises to significantly increase brand loyalty, customer satisfaction and financial performance. Corporations in more than 70 countries and 15 languages use the Click Commerce software. More information can be found at www.clickcommerce.com.

        Click Commerce is a trademark of Click Commerce, Inc. All other company and product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

About Webridge, Inc.

        Webridge is a leader in configurable extranet portal software for research institutions such Johns Hopkins University, the University of Washington, and the University of Pittsburgh as well as at leading industrial companies such as Honeywell, Hughes Network Systems, NEC, and Rohm & Haas. Webridge provides a flexible automation system that enables organizations to move their core business processes to the web, Easy task tracking, re-configurable process flows, built-in auditing, document management, event-driven information alerts, and legacy system integration are all part of Webridge Extranet. Based on the Microsoft .NET Framework, Webridge products configure today's business processes for the challenges of tomorrow. For more information, go to: www.webridge.com

Forward-Looking Statement

        Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended: Statements in this press release that are not historical facts and refer to the company's future prospects are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by words such as "expect, anticipate, intend, believe, hope, assume, estimate," and other similar words and expressions. The statements are subject to risks and uncertainties and actual results may differ materially from those indicated by these forward- looking statements as a result of various factors, including but not limited to, the ability of Click Commerce to consummate strategic acquisitions, the extent of customer acceptance and utilization of Click Commerce's Partner Relationship Management solutions, the impact of competitive products and services, the ability to develop new and enhanced versions of its products and services, the effect of economic and business conditions, the volume and timing of customer contracts, capital and intellectual property spending of Click Commerce's target customers, changes in technology, deployment delays or errors associated with the company's products and the company's ability to protect its intellectual property rights. For a discussion of these and other risk factors that could affect Click Commerce's business, see "Risk Factors" in Click Commerce's annual report on Form 10-K for the year ended December 31, 2002, which is on file with the Securities and Exchange Commission.

Media: Nellie Greely Click Commerce, Inc. (415) 551-0630 nellie.greely@clickcommerce.com
Investor: Mike Nelson Click Commerce, Inc. (312) 377-3887 mike.nelson@clickcommerce.com

QuickLinks

  Exhibit 99.1